Exhibit 10.2

NALCO HOLDING COMPANY

DIRECTOR INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of                     , 2010 by and between Nalco Holding Company, a Delaware corporation (the “Company”), Nalco Finance Holdings LLC, a Delaware limited liability company (“NF LLC”), Nalco Finance Holdings, Inc., a Delaware corporation (“NF Inc.”), Nalco Holdings LLC, a Delaware limited liability company (“NH LLC”), and Nalco Company, a Delaware corporation (“Nalco”) and Douglas A. Pertz (“the Director”). NF LLC, NF Inc., NH LLC and Nalco are each direct or indirect wholly-owned subsidiaries of the Company and are referred to herein as the “Finance Subsidiaries.” Collectively, the Company and the Finance Subsidiaries are referred to in this Agreement as the “Corporations”).

RECITALS

A. It is essential to the Corporations that they be able to retain and attract well qualified directors.

B. The Corporations recognize that competent and experienced persons are increasingly reluctant to serve or to continue to serve as directors of corporations unless they are protected by comprehensive liability insurance or indemnification, or both, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and the defense or settlement of such litigation is often beyond the personal resources of the directors.

C. The Corporations’ organizational documents require the Corporations to indemnify their directors and officers to the fullest extent permitted by Delaware Law (as may be amended from time to time, the “DGCL”). The organizational documents expressly provide that the indemnification provisions set forth therein are not exclusive, and contemplate that contracts may be entered into between the Corporations and their directors with respect to indemnification.

D. The Board of Directors of the Company (the “Board”) has determined that it is reasonable, prudent and necessary for the Company and to Finance Subsidiaries to contractually obligate themselves to jointly and severally indemnify, and to advance expenses on behalf of, their respective directors to the fullest extent permitted by applicable law so that they will serve or continue to serve the Corporations free from undue concern that they will not be so indemnified.

E. This Agreement is a supplement to and in furtherance of the organizational documents of the Corporations and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefore, nor to diminish or abrogate any rights of Indemnitee thereunder.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Corporations and the Director do hereby covenant and agree as follows:

Section 1. Indemnity of Director. The Corporations hereby agree to hold harmless and indemnify the Director to the fullest extent permitted by applicable law. In furtherance at the foregoing, and without limiting the generality thereof:

(a) Indemnity in Third-Party Proceedings. The Corporations shall indemnify the Director if the Director is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of any of the Corporations to procure a judgment in its favor. The Director shall be indemnified to the fullest extent permitted by applicable law against all Expenses, judgments, penalties, fines (including excise taxes assessed with respect to any employee benefit plan) and amounts paid in settlement actually and reasonably incurred by the Director, or on his behalf, in connection with such Proceeding or any claim, issue or matter therein, if the Director acted in good faith and in a manner the Director reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. The parties hereto intend that this Agreement shall provide to the fullest extent permitted by applicable law for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided by the Corporations’ organizational documents, vote of its stockholders or vote of its disinterested directors.

(b) Indemnity in Proceedings by or in the Right of the Corporations. The Corporations shall indemnify the Director if the Director is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of any of the Corporations to procure a judgment in its favor. The Director shall be indemnified to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if the Director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; provided, however, if applicable law so requires, no indemnification for such Expenses shall be made under this Section 1(b) in respect of any claim, issue or matter as to which the Director shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that the Delaware Court of Chancery or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Director is fairly and reasonably entitled to indemnification.

(c) Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, to the fullest extent permitted by applicable law and to the extent that the Director is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, the Corporations shall indemnify the Director against all Expenses actually and reasonably incurred by him in connection therewith. If the Director is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more, but less than all, claims, issues or matters in such Proceeding, the Corporation shall indemnify the Director against all Expenses actually and reasonably incurred by him or on his behalf in connection with or related to each successfully resolved claim, issue or matter to the fullest extent permitted by applicable law. For purposes of this Agreement and without limiting the foregoing, if any action, suit or proceeding is disposed of by a judicial action, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Director, (ii) an adjudication that the Director was liable to the Company, (iii) a plea of guilty or nolo contendere by the Director, (iv) an adjudication that the Director did not act in good faith and in a manner the Director reasonably believed to be in or not opposed to the best interests of the Company, and (v) with respect to any criminal proceeding, an adjudication that the Director had reasonable cause to believe the Director’s conduct was unlawful, the Director shall be considered for the purposes hereof to have been wholly successful with respect thereto.

(d) Indemnification For Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law and to the extent that the Director is, by reason of his Corporate Status, a witness or otherwise asked to participate in any Proceeding to which the Director is not a party, the Corporations shall reimburse all Expenses actually and reasonably incurred by him, or on his behalf, in connection therewith.

Section 2. Additional Indemnification.

Notwithstanding any limitation in Section 1 of this Agreement, the Corporations shall indemnify the Director to the fullest extent permitted by applicable law if the Director is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of any of the Corporations to procure a judgment in its favor) against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the Director or on his behalf, by reason of his corporate status in connection with the Proceeding. The only limitation that shall exist upon the Corporations’ obligations pursuant to this Agreement shall be that the Corporations shall not be obligated to make any payment to the Director that is finally determined to be unlawful.

Section 2A. Partial Indemnity, Etc.

If Director is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Indemnifiable Loss but not for all of the total amount thereof, the Company will nevertheless indemnify Director for the portion thereof to which Director is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Director has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to a n Indemnifiable Loss or in defense of any issue or matter therein, including without limitation dismissal without prejudice, Director will be indemnified against all Expenses incurred in connection therewith. In connection with any determination as to whether Director is entitled to be indemnified hereunder, there will be a presumption that Director so entitled, which presumption the Company may overcome only by its adducing clear and convincing evidence to the contrary.

Section 3. Exclusions. Notwithstanding any provision in this Agreement, the Corporations shall not be obligated under this Agreement to make any indemnity payment or provide any reimbursement of Expenses in connection with any claim made against the Director:

(a) for which payment has actually been made to or on behalf of the Director (i) by the Company or one of the Finance Subsidiaries or (ii) under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or

(b) for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by the Director of securities of the Corporations within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law, or (ii) any reimbursement of the Corporations by the Director of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Director from the sale of securities of any of the Corporations, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Corporations pursuant to Section 304 of the Sarbanes-Oxley Act, or the payment to any of the Corporations of profits arising from the purchase and sale by the Director of securities in violation of Section 306 of the Sarbanes-Oxley Act); or

(c) except as provided in Section 4(b) of this Agreement with respect to an action, suit or proceeding brought to establish or enforce the Director’s right to indemnification, initiated by the Director, any Proceeding (or any part of any Proceeding) initiated by the Director against the Corporations or their directors, officers, employees or other Directors, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Corporations provide the indemnification, in their sole discretion, pursuant to the powers vested in the Corporations under applicable law. This Section 3(c) shall not apply to counterclaims or affirmative defenses asserted by the Director in any Proceeding brought against the Director.

Section 4. Advances of Expenses.

(a) Notwithstanding any provision of this Agreement to the contrary, the Company shall advance all Expenses incurred by the Director in connection with any Proceeding within thirty (30) days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to the Director’s ability to repay the Expenses and, except as provided in Section 4(c), without regard to the Director’s ultimate entitlement to indemnification under the other provisions of this Agreement.

(b) It is the intent of the Corporations that, to the fullest extent permitted by applicable law, the Director not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of the Director’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Director hereunder. The Corporations shall, to the fullest extent permitted by applicable law, indemnify the Director against any and all Expenses and, if requested by the Director, the Company shall (within ten (10) days after receipt by the Company of a written request therefor) advance such Expenses to the Director, which are incurred by the Director in connection with any action brought by the Director to interpret, enforce or defend the Directors indemnification rights under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Corporations.

(c) The Director shall qualify for advances upon the execution of this Agreement, which shall constitute an undertaking providing that the Director undertakes to repay the amounts advanced (without interest) to the extent that it is ultimately determined that the Director is not entitled to be indemnified by the Corporations against such Expenses. No other form of undertaking shall be required other than the execution of this Agreement. This Section 4 shall not apply to any claim made by the Director for which indemnity is excluded pursuant to Section 3.

Section 5. Procedure for Notification and Defense of Claim/Director’s Right to Counsel.

(a) The Director shall notify the Company in writing of any matter with respect to which the Director intends to seek indemnification or advancement/reimbursement of Expenses hereunder as soon as reasonably practicable following the receipt by the Director of written notice thereof. The written notification shall include a description of the nature of the Proceeding. To obtain indemnification under this Agreement, the Director shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to the Director and is reasonably necessary to determine whether and to what extent the Director is entitled to indemnification following the final disposition of such action, suit or proceeding. The omission by the Director to notify the Company hereunder will not relieve the Corporations from any liability which they may have to the Director hereunder or otherwise than under this Agreement, and any delay in so notifying the Company shall not constitute a waiver by the Director of any rights under this Agreement. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Director has requested indemnification.

(b) Subject to the provisions of the last sentence of this Section 5(b) and of Section 5(c) below, the Company shall have the right to defend the Director in any Proceeding which may give rise to the payment of indemnification hereunder; provided, however, that the Company shall notify the Director of any such decision to defend within ten (l0) days of receipt of notice of any such Proceeding under Section 5(a) above. The Company shall not, without the prior written consent of the Director, consent to the entry of any judgment against the Director or enter into any settlement or compromise which (i) includes an admission of fault of the Director or (ii) does not include, as an unconditional term thereof, the full release of the Director from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to the Director. This Section 5(b) shall not apply to a Proceeding brought by the Director under Sections 3 or 8(a).

(c) Notwithstanding the provisions of Section 5(b) above, if in a Proceeding to which the Director is a party by reason of the Director’s Corporate Status, (i) the Director reasonably concludes that he may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with the position of other defendants in such Proceeding, (ii) a conflict of interest or potential conflict of interest exists between the Director and the Corporations, or (iii) if the Company fails to assume the defense of such proceeding in a timely manner, the Director shall be entitled to be represented by separate legal counsel of the Director’s choice at the expense of the Company. In addition, if the Company fails to comply with any of its obligations under this Agreement or in the event that the Corporations or any other person takes any action to declare this Agreement void or unenforceable, or institutes any action, suit or proceeding to deny or to recover from the Director the benefits intended to be provided to the Director hereunder, the Director shall have the right to retain counsel of the Director’s choice, at the expense of the Company, to represent the Director in connection with any such matter.

(d) The Company will be entitled to participate in any Proceeding at its own expense.

Section 6. Procedure Upon Application for Indemnification.

(a) Upon written request by the Director for indemnification pursuant to Section 5(a), a determination, if required by applicable law, with respect to the Director’s entitlement thereto shall be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Director; or (ii) if a Change in Control shall not have occurred, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, or (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Director; and, if it is so determined that the Director is entitled to indemnification, payment to the Director shall be made within ten (10) days after such determination. The Director shall cooperate with the person, persons or entity making such determination with respect to the Director’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Director and reasonably necessary to such determination. Any costs or Expenses (including attorneys’ fees and disbursements) incurred by the Director in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to the Director’s entitlement to indemnification) and the Corporations hereby indemnify and agree to hold the Director harmless therefrom.

(b) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6(a) hereof, the Independent Counsel shall be selected as provided in this Section 6(b). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board, and the Company shall give written notice to the Director advising him of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by the Director (unless the Director shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and the Director shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. If, within twenty (20) days after the later of submission by the Director of a written request for indemnification pursuant to Section 5(a) hereof and the final disposition of the Proceeding, no Independent Counsel shall have been selected and not objected to, either the Company or the Director may petition a court of competent jurisdiction for resolution of any objection to the designated Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 6(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 8(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing). The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 6(b), regardless of the manner in which such Independent Counsel was selected or appointed.

Section 7. Presumptions and Effect of Certain Proceedings.

(a) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of the Director to indemnification or create a presumption that the Director did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that the Director had reasonable cause to believe that his conduct was unlawful.

(b) Reliance as Safe Harbor. For purposes of any determination of good faith, the Director shall be deemed to have acted in good faith if the Director’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to the Director by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant, appraiser, financial advisor or other expert selected with the reasonable care by the Enterprise. The provisions of this Section 7(e) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Director may be deemed to have met the applicable standard of conduct set forth in this Agreement. The knowledge or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to the Director for purposes of determining the right to indemnification under this Agreement.

Section 8. Remedies of the Director.

(a) In the event that (i) a determination is made pursuant to Section 6 of this Agreement that the Director is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 4 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 6(a) of this Agreement within ninety (90) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 1 or Section 2 or the last sentence of Section 6(a) of this Agreement within the periods prescribed therein or (v) in the event that any of the Corporations or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or

Proceeding designed to deny, or to recover from, the Director the benefits provided or intended to be provided to the Director hereunder, the Director shall be entitled to an adjudication by a court of his entitlement to such indemnification or advancement of Expenses. Alternatively, the Director, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The Director shall commence such proceeding seeking an adjudication or an award in arbitration within one year following the date on which the Director first has the right to commence such proceeding pursuant to this Section 8(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by the Director to enforce his rights under Section 1(c) of this Agreement. The Corporations shall not oppose the Director’s right to seek any such adjudication or award in arbitration.

(b) In the event that a determination shall have been made pursuant to Section 8(a) of this Agreement that the Director is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 8 shall be conducted in all respects as a de novo trial, or arbitration, on the merits. Neither the failure of the Company (including by its directors or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because the Director has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or independent legal counsel) that the Director has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Director has not met the applicable standard of conduct.

(c) If a determination shall have been made pursuant to Section 6(a) of this Agreement that the Director is entitled to indemnification, the Corporations shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section, absent (i) a misstatement by the Director of a material fact, or an omission of a material fact necessary to make the Director’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of the Director to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

Section 9. Non-exclusivity; Survival of Rights; Subrogation.

(a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which the Director may at any time be entitled under applicable law, the Corporations organizational documents, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of the Director under this Agreement in respect of any action taken or omitted by such the Director in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Corporations’ organizational documents and this Agreement, it is the intent of the parties hereto that the Director shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) In the event of any payment under this Agreement, the Corporations shall be subrogated to the extent of such payment to all of the rights of recovery of the Director, who shall execute all papers reasonably required and take all action necessary to secure such rights, including execution of such documents as are reasonably necessary to enable the Corporations to bring suit to enforce such rights.

(c) The Corporations shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable (or for which advancement is provided hereunder) hereunder if and to the extent that the Director has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(d) The Corporations’ obligation to indemnify or advance Expenses hereunder to the Director who is or was serving at the request of any of the Corporations as a director, officer, employee or agent of any other corporation, limited liability corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount the Director has actually received as indemnification or advancement of Expenses from such other corporation, limited liability corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

Section 10. Duration of Agreement. This Agreement shall continue during the period the Director serves as a director, officer, employee or agent of the Corporations or as a director, officer, trustee, partner, manager, member, fiduciary, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other Enterprise which the Director serves at the request of any of the Corporations and shall continue thereafter so long as the Director shall be subject to any possible Proceeding (including rights of appeal thereto and any Proceeding commenced by the Director pursuant to Section 8 of this Agreement) by reason of his Corporate Status, whether or not he is acting in such capacity at the time any Liability or Expense is incurred or alleged for which indemnification can be provided under this Agreement. This Agreement (and the indemnification and advancement of expenses provided for herein) shall be binding upon and enforceable against the parties hereto and their respective successors and permitted assigns (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the assets of any of the Corporations), shall continue as to an the Director who has ceased to have Corporate Status, and shall inure to the benefit of the Director and his spouse, permitted assigns, heirs, devisees, executors, administrators and other legal representatives. The obligations under this Agreement of a party hereto may not be assigned without the prior written consent of the other party hereto. Any purported assignment of such obligations or delegation of performance in violation of this Section 10 is void.

Section 11. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 12. Enforcement.

(a) The Corporations expressly confirm and agree that they have entered into this Agreement and assumed the obligations imposed on them hereby in order to induce the Director to serve as a director of the Corporations, and the Corporations acknowledges that the Director is relying upon this Agreement in serving as a director of the Corporations.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Corporations’ organizational documents and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of the Director thereunder.

Section 13. Contribution.

(a) Whether or not the indemnification provided in Sections 1 and 2 hereof is available, in respect of any threatened, pending or completed action, suit or proceeding in which any of the Corporations is jointly liable with the Director (or would be if joined in such action, suit or proceeding), the Corporations or any one of them shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring the Director to contribute to such payment and each of the Corporations hereby waives and relinquishes any right of contribution any of them may have against the Director. None of the Corporations shall not enter into any settlement of any action, suit or proceeding in which the Corporations are jointly liable with the Director (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against the Director.

(b) Without diminishing or impairing the obligations of the Corporations set forth in the preceding subparagraph, if, for any reason, the Director shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which any of the Corporations is jointly liable with the Director (or would be if joined in such action, suit or proceeding), the Company shall contribute to the amount of expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by the Director in proportion to the relative benefits received by any of the Corporations or any of them and all officers, directors or employees of any of the Corporations, other than the Director, who are jointly liable with the Director (or would be if joined in such action, suit or proceeding), on the one hand, and the Director, on the other hand, from the transaction from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of any of the Corporations and all officers, directors or employees of any of the Corporations other than the Director who are jointly liable with the Director (or would be if joined in such action, suit or proceeding), on the one hand, and the Director, on the other hand, in connection with the events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which the Law may require to be considered. The relative fault of any of the Corporations and all officers, directors or employees of any of the Corporations, other than the Director, who are jointly liable with the Director (or would be if joined in such action, suit or proceeding), on the one hand, and the Director, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c) The Corporations hereby agree to fully indemnify and hold the Director harmless from any claims of contribution which may be brought by officers, directors or employees of the Corporations, other than another director, who may be jointly liable with the Director.

(d) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to the Director for any reason whatsoever, the Corporations, in lieu of indemnifying the Director, shall contribute to the amount incurred by the Director, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Corporations or any of them and the Director as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Corporations or any of them (and its directors, officers, employees and agents) and the Director in connection with such event(s) and/or transaction(s).

Section 14. Definitions. As used in this Agreement:

(a) References to “agent” shall mean any person who is or was a director, officer, or employee of the Corporations or a Subsidiary of the Corporations or other person authorized by the Corporations to act for the Corporations, to include such person serving in such capacity as a director, officer, employee, fiduciary or other official of another corporation, partnership, limited liability corporation, joint venture, trust or other Enterprise at the request of, for the convenience of, or to represent the interests of the Corporations or a Subsidiary of the Corporations.

(b) References to “Change of Control” shall mean any of the following events:

i. the acquisition by any Person of Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this definition, the following acquisitions shall not constitute a Change of Control: (i) any acquisition by a Person who on the date of this Agreement is the Beneficial Owner of twenty percent (20%) or more of the Outstanding Company Voting Securities, (ii) any acquisition directly from the Company, including without limitation, a public offering of securities, (iii) any acquisition by the Company, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, or (v) any acquisition pursuant to a transaction which complies with subparagraphs (i), (ii), and (iii) of paragraph (c) below;

ii. individuals who constitute the Board as of the date of this Agreement (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date of this Agreement whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual(s) were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of the directors of the Company or other actual or threatened solicitation of proxies of consents by or on behalf of a Person other than the Board or any settlement thereof;

iii. consummation of a reorganization, merger, or consolidation to which the Company or a direct or indirect subsidiary of the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case unless, following such Business Combination: (i) all or substantially all of the individuals and entities who were the Beneficial Owners of Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty-one percent (51%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from the Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Successor Entity”) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Voting Securities; and (ii) no Person (excluding any Successor Entity or any employee benefit plan, or related trust, of the Company or such Successor Entity) beneficially owns, directly or indirectly, twenty percent (20%) or more of the combined voting power of the then outstanding voting securities of the Successor Entity, except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors of the Successor Entity were members of the Incumbent Board (including individuals deemed to be members of the Incumbent Board by reason of the proviso to paragraph (b) above) at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

iv. approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(c) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(d) “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person shall exclude (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(e) “Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner shall exclude any Person otherwise becoming a Beneficial Owner by reason of the stockholders of the Company approving a merger of the Company with another entity.

(f) “Corporate Status” describes the status of a person who is or was a director, officer, employee or agent of the Company or of any other corporation, limited liability company, partnership or joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Corporations.

(g) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by the Director.

(h) “Enterprise” shall mean the Corporations and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which the Director is or was serving at the request of the Corporations as a director, officer, employee, agent or fiduciary. For the avoidance of doubt, if the Director is serving on any direct or indirect subsidiary of the Company, then such Director will be presumed to be doing so at the request of the Company.

(i) “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, all other costs, and any federal, state, local or foreign taxes imposed on the Director as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also shall include (i) expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, and (ii) for purposes of Section 4(b) only, expenses incurred by the Director in connection with the interpretation, enforcement or defense of the Director’s rights under this Agreement, by litigation or otherwise. Expenses shall also include expenses incurred in preparing and forwarding statements to the Company to support Expenses (or advances of Expenses) claimed. The parties agree that for the purposes of any advancement of Expenses for which the Director has made written demand to the Company in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of the Director’s counsel as being reasonable shall be presumed conclusively to be reasonable. Expenses, however, shall not include amounts paid in settlement by the Director or the amount of judgments or fines against the Director.

(j) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Corporations or the Director in any matter material to either such party (other than with respect to matters concerning the Director under this Agreement, or of other the Directors under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporations or the Director in an action to determine the Director’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(k) The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Corporations or otherwise and whether of a civil, criminal, administrative arbitrative, legislative, or investigative (formal or informal) nature, including any appeal therefrom, in which the Director was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of the fact that the Director is or was a director or officer of the Corporation, by reason of any action taken by him or of any action on his part while acting as director or officer of any of the Corporations, or by reason of the fact that he is or was serving at the request of any of the Corporations as a director, officer, employee or agent of another corporation, limited liability corporation, partnership, joint venture, trust or other enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement. If the Director believes in good faith that a given situation may lead to or culminate in the institution of a Proceeding, this shall be considered a Proceeding under this paragraph.

(l) Reference to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Corporations” shall include any service as a director, officer, employee or agent of the Corporations which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(m) The phrase “to the fullest extent permitted by applicable law” shall include, but not be limited to:

i. to the fullest extent permitted by the provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL, and

ii. to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

(n) “Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002.

Section 15. Obligations Joint and Several. The obligations of the Corporations under this Agreement are joint and several to the fullest extent permitted by applicable law.

Section 16. Modification and Waiver. The rights of the Director under this Agreement shall be deemed fully vested as of the date the Director first acquired Corporate Status, notwithstanding that such date may be prior to the date of this Agreement, which means that, among other things, that the Director shall be entitled to the indemnification and expense advancement provided for herein (subject to the terms and conditions of this Agreement) with respect to all acts or omissions of such Director during the period such the Director had Corporate Status. This Agreement shall not be retroactively amended or modified to adversely affect the rights of the Director arising in connection with any acts, omissions, facts or circumstances occurring prior to such amendment or modification. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties thereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

Section 17. Notice by the Director. The Director agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. The failure of the Director to so notify the Company shall not relieve any of the Corporations of any obligation which they may have to the Director under this Agreement or otherwise.

Section 18. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received:

(a) If to the Director, at the address the Director shall provide to the Company.

(b) If to the Corporations to

Nalco Holding Company

1601 W. Diehl Road

Naperville, Illinois 60563

Attn: General Counsel

Fax: 630-305-2840

Section 19. Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by the Director pursuant to Section 8(a) of this Agreement, the Corporations and the Director hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, irrevocably as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 20. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 21. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

NALCO HOLDING COMPANY		DIRECTOR

By:	/s/ Stephen N. Landsman		/s/ Douglas A. Pertz
Name:	Stephen N. Landsman	Name:	Douglas A. Pertz
Office:	Vice President

NALCO FINANCE HOLDINGS LLC

By:	/s/ Stephen N. Landsman
Name:	Stephen N. Landsman
Office:	Vice President

NALCO FINANCE HOLDINGS, INC

By:	/s/ Stephen N. Landsman
Name:	Stephen N. Landsman
Office:	Vice President

NALCO HOLDINGS LLC

By:	/s/ Stephen N. Landsman
Name:	Stephen N. Landsman
Office:	Vice President

NALCO COMPANY

By:	/s/ Stephen N. Landsman
Name:	Stephen N. Landsman
Office:	Vice President